UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

TEGNA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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The following communication was sent by Mr. Dave Lougee, Chief Executive Officer of TEGNA Inc. (“the Company”), to employees of the Company om April 2, 2021.

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To: All Employees

From: From Dave Lougee

Date: April 2, 2021

Subject: Information for TEGNA Employee Stockholders

Dear Colleagues,

As a TEGNA employee and stockholder, you will receive soon, by mail and/or by email, proxy materials relating to the “GOLD proxy card” with which you can vote your shares for the proposals outlined in the proxy materials in connection with TEGNA’s May 7, 2021 Annual Meeting of Shareholders. Your vote is very important.

Employees hold TEGNA stock in different ways, including through TEGNA’s 401(k) Savings Plan administered by Vanguard and, for some employees, through Merrill Lynch or other brokers. Please vote with respect to every account that you hold.

Please monitor your home mailbox for TEGNA’s proxy materials so that you can vote your shares as soon as possible. All participants in TEGNA’s 401(k) Savings Plan will receive hard-copy proxy materials in the mail relating to their Plan shares.

For employees who hold shares at Merrill Lynch (or at any other brokers), if you earlier opted-in to email delivery, please also check your inbox for messages regarding the proxy materials.

Please review the GOLD proxy card (or the email relating to the GOLD proxy card) for information about the voting deadline that applies to your specific account(s). For example, you must vote any shares you hold in TEGNA’s 401(k) Savings Plan by 11:59 p.m. ET on May 4.

To: All Employees

From: From Dave Lougee

Date: April 2, 2021

Subject: Information for TEGNA Employee Stockholders

Use the GOLD Proxy Card

This year you may also receive materials from Standard General, which is seeking to elect its three hand-picked nominees to TEGNA’s Board of Directors in place of three of our current Directors at the Annual Meeting.

TEGNA’s proxy cards are GOLD and Standard General’s are White. The best way to support your Board is to vote “FOR ALL” the TEGNA directors by using the GOLD proxy card, or the email representing the GOLD proxy card. Simply discard any White proxy cards (or emails relating to the White proxy card) you receive.

How to Vote

Voting is quick and easy.

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For TEGNA 401(k) Savings Plan participants and other holders who receive hard-copy materials by mail: Please locate the Control Number indicated on your GOLD proxy card. Then, simply access the website or call the telephone number shown on the GOLD proxy card and follow the easy prompts to submit your vote.

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For employees who hold shares at Merrill Lynch or at any other brokers: If you earlier opted-in to email delivery, first make sure the email you are looking at relates to the GOLD proxy card. Then, simply click the GOLD “VOTE NOW” button in the email. Depending on your broker, the button will link you either directly to the meeting agenda or to your broker’s log-in site. If you have not opted in to receive email delivery, you will receive hard-copy materials in the mail.

We will be sharing specific instructions and tips to help guide you through the voting process next week – around the time that you will be receiving your proxy materials in the mail or by email.

Thank you in advance for voting.

To: All Employees

From: From Dave Lougee

Date: April 2, 2021

Subject: Information for TEGNA Employee Stockholders

Important Additional Information

TEGNA has filed a definitive proxy statement and form of GOLD proxy card with the SEC in connection with the solicitation of proxies for TEGNA’s 2021 Annual Meeting of shareholders (the “Proxy Statement” and such meeting the “2021 Annual Meeting”). TEGNA, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of TEGNA’s directors and executive officers and their respective interests in TEGNA by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in TEGNA’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in TEGNA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021. Details concerning the nominees of TEGNA’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF TEGNA ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders are able to obtain a copy of the definitive Proxy Statement and other documents filed by TEGNA free of charge from the SEC’s website, www.sec.gov. TEGNA’s shareholders are also able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to TEGNA, 8350 Broad Street, Suite 2000, Tysons, VA 22102, or from the Company’s website, https://www.tegna.com.